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                                       EXHIBIT 23.1
                               Consent of BDO Seidman, LLP

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                                CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS


Eckler Industries, Inc.
Titusville, Florida

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 1995 relating to the financial statements of Eckler Industries, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   /s/

                                   BDO SEIDMAN, LLP

Orlando, Florida
August 27, 1996